AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated as of March 2, , 1998 ("Agreement"), is among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, Hudson United Bank (the "Bank"), a New Jersey state-chartered commercial banking corporation and wholly-owned subsidiary of HUBCO, Community Financial Holding Company, a New Jersey corporation and registered bank holding company ("CFHC"), and Community National Bank, a federally-chartered banking association and wholly-owned subsidiary of CFHC ("Community").

                  WHEREAS, the respective Board of Directors of HUBCO and CFHC have each determined that it is in the best interests of HUBCO and CFHC and their respective shareholders for HUBCO to acquire CFHC by merging CFHC with and into HUBCO with HUBCO surviving and CFHC shareholders receiving the consideration hereinafter set forth. Immediately after the merger of CFHC into HUBCO, Community shall be merged with and into the Bank with the Bank surviving; and

                  WHEREAS, the respective Board of Directors of CFHC, HUBCO, the Bank and Community have each duly adopted and approved this Agreement and the Board of Directors of CFHC has directed that it be submitted to CFHC's shareholders for approval; and

                  WHEREAS, as a condition for HUBCO to enter into this Agreement, HUBCO has required that it receive an option on certain authorized but unissued shares of CFHC Common Stock (as hereinafter defined) and, simultaneously with the execution of this Agreement, CFHC is issuing an option to HUBCO (the "HUBCO Stock Option") to purchase 252,790 shares of the authorized and unissued CFHC Common Stock subject to the terms and conditions set forth in the Agreement governing the HUBCO Stock Option;

                  NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), CFHC shall be merged with and into HUBCO (the "Merger") in accordance the New Jersey Business Corporation Act ("NJBCA") and HUBCO shall be the surviving corporation (the "Surviving Corporation").

                  1.2. Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of HUBCO and CFHC and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of HUBCO and CFHC shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of HUBCO and CFHC and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of HUBCO and CFHC in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of HUBCO or CFHC is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of HUBCO or CFHC if the Merger had not occurred.

                  1.3.  Certificate of Incorporation.  As of the Effective Time,
the certificate of incorporation of HUBCO shall be the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

                  1.4. By-Laws. As of the Effective Time, the By-Laws of HUBCO shall be the By-Laws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5. Directors and Officers. As of the Effective Time, the directors and officers of HUBCO shall become the directors and officers of the Surviving Corporation.

                  1.6. Closing Date, Closing and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, on a date determined by HUBCO on at least five business days notice (the "Closing Notice") given to CFHC, which date (the "Closing Date") shall be not less than seven nor more than 10 business days following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in
Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). In the Closing Notice, HUBCO shall specify the "Determination Date" for purposes of determining the Median Pre-Closing Price (as hereinafter defined), which date shall be not less than seven business days nor more than ten business days prior to the Closing Date set forth in the Closing Notice. Simultaneous with or immediately following the Closing, HUBCO and CFHC shall cause to be filed a certificate of merger, in form and substance satisfactory to HUBCO and CFHC, with the Secretary of State of the State of New Jersey (the "Certificate of Merger"). The Certificate of Merger shall specify as the "Effective Time" of the Merger a date and time following the Closing agreed to by HUBCO and CFHC (which date and time the parties currently anticipate will be the close of business on the Closing
Date). In the event the parties fail to specify the date and time in the merger certificates, the Merger shall become effective upon (and the "Effective Time" shall be) the time of the filing of the Certificate of Merger.

                  1.7. The Bank Merger. Immediately following the Effective Time, Community shall be then merged with and into the Bank (the "Bank Merger") in accordance with the provisions of the New Jersey Banking Act of 1948, as amended (the "Banking Act") and the National Bank Act. In the Bank Merger, the Bank shall be the surviving bank (the "Surviving Bank"), except that at the Effective Time, the business of Community shall be operated as a division of the Surviving Bank named "Community National division of Hudson United Bank" or such other similar name agreed to by the parties hereto (the "New Division"). Upon the consummation of the Bank Merger, the separate existence of Community shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of Community and the Bank and all of the property, rights, privileges, powers and franchises of each of Community and the Bank shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Community and the Bank and shall have succeeded to all or each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the certificate of incorporation and By-Laws of the Bank shall become the certificate of incorporation and By-Laws of the Surviving Bank and the officers and directors of the Bank shall be the officers and directors of the Surviving Bank, except as provided in Section 5.20 hereof. Following the execution of this Agreement, Community and the Bank shall execute and deliver a merger agreement (the "Bank Merger Agreement"), both in form and substance reasonably satisfactory to the parties hereto, substantially as set forth in Exhibit 1.7 hereto, for delivery to the Commissioner of the New Jersey Department of Banking and Insurance (the "Department"), the Federal Deposit Insurance Corporation (the "FDIC") and the Office of the Comptroller of the Currency (the "OCC") for approval of the Bank Merger.

                     ARTICLE II - CONVERSION OF CFHC SHARES

                  2.1. Conversion of CFHC Common Stock. Each share of common stock, par value $5.00 per share, of CFHC ("CFHC Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

                  (a) Exchange of Common Stock; Exchange Ratio; Median Pre-Closing Price. Subject to the provisions of this Section 2.1, each share of CFHC Common Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares and shares to be canceled pursuant to Section
2.1(d) hereof) shall be converted at the Effective Time into the right to receive 0.695 shares (the "Exchange Ratio") of Common Stock, no par value, of HUBCO ("HUBCO Common Stock") subject to adjustment as provided in Section 2.1(c) and subject to the payment of cash in lieu of fractional shares in accordance with Section 2.2(e); provided, however, that if the Median Pre-Closing Price of HUBCO Common Stock is less than or equal to $29.00, CFHC shall have the right, exercisable only until 11:59 p.m. on the third business day following receipt by CFHC of the Closing Notice, to terminate this Agreement by giving HUBCO written notice of such termination, referring to this Section 2.1, and this Agreement shall be terminated pursuant to such notice, subject to Section 7.1, effective as of 11:59 p.m. on the third business day following receipt of such notice by HUBCO, provided further, that if HUBCO sends notice to CFHC prior to 11:59 p.m. on the third business day following receipt of such termination notice agreeing that the Exchange Ratio shall be equal to the quotient obtained by dividing $20.30 by the Median Pre-Closing Price, then the notice of termination shall be voided.

                  The "Median Pre-Closing Price" shall be determined by taking the price half-way between the Closing Prices left after discarding the 4 lowest and 4 highest Closing Prices in the 10 consecutive trading day period which ends on (and includes) the Determination Date. The "Closing Price" shall mean the closing price of HUBCO Common Stock as supplied by the NASDAQ Stock Market and published in The Wall Street Journal. A "trading day" shall mean a day for which a Closing Price is so supplied and published. (The NASDAQ Stock Market, or such other national securities exchange on which HUBCO Common Stock may be traded after the date hereof, is referred to herein as "NASDAQ")

                  (b) Cancellation of CFHC Certificates. After the Effective Time, all such shares of CFHC Common Stock (other than those canceled pursuant to Section 2.1(d)) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than those canceled pursuant to Section 2.1(d)) shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of CFHC Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of CFHC Common Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of CFHC Common Stock (other than those canceled pursuant to Section 2.1(d)) shall be exchanged for certificates evidencing shares of HUBCO Common Stock, as the case may be, issued pursuant to this Article II, upon the surrender of such certificates in accordance with this
Article II. No fractional shares of HUBCO Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

                  (c)  Capital  Changes.  If  between  the date  hereof  and the
Effective Time the outstanding shares of HUBCO Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares, the Exchange Ratio and the definition of Closing Price (as set forth in Section 2.1(a)) shall be correspondingly adjusted as appropriate to reflect such stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares.

                  (d) Excluded Shares. All shares of CFHC Common Stock held by CFHC in its treasury or owned by HUBCO or by any of HUBCO's wholly-owned subsidiaries which is a constituent party to the Bank Merger (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time ("Excluded Shares") shall be canceled.

                  2.2.  Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, HUBCO shall deposit, or shall cause to be deposited, with Hudson United Bank, Trust Department or another bank or trust company designated by HUBCO and reasonably acceptable to CFHC (the "Exchange Agent"), for the benefit of the holders of shares of CFHC Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of HUBCO Common Stock and cash in such amount such that the Exchange Agent possesses such number of shares of HUBCO Common Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by HUBCO pursuant to the provisions of this Article II (such certificates for shares of HUBCO Common Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the HUBCO Common Stock and cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As soon as reasonably practicable either before or after the Effective Time, but in any event no later than 15 business days after the Effective Time, HUBCO will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of CFHC Common Stock (the "Certificates"), (i) a letter of transmittal (the form and substance of which is reasonably agreed to by HUBCO and CFHC prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall have such other provisions as HUBCO may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates evidencing shares of HUBCO Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates evidencing that number of whole shares of HUBCO Common Stock which such holder has the right to receive in respect of the shares of CFHC Common Stock formerly evidenced by such Certificate in accordance with Section 2.1 and (y) cash in lieu of fractional shares of HUBCO Common Stock to which such holder may be entitled pursuant to
Section  2.2(e) (the shares of HUBCO Common Stock and cash  described in clauses
(x) and (y) being collectively referred to as the "Merger Consideration") and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of CFHC Common Stock which is not registered in the transfer records of CFHC, a certificate evidencing the proper number of shares of HUBCO Common Stock and/or cash may be issued and/or paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of CFHC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

                  (c) Distributions with Respect to Unexchanged Shares of HUBCO Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to HUBCO Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HUBCO Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate (or a suitable affidavit of loss and customary bond). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of HUBCO Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of HUBCO Common Stock to which such holder may have been entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of HUBCO Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of HUBCO Common Stock. No interest shall be paid on the Merger Consideration.

                  (d) No Further Rights in CFHC Common Stock. All shares of HUBCO Common Stock issued and cash paid upon conversion of the shares of CFHC Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of CFHC Common Stock.

                  (e) No Fractional Shares. No certificates or scrip evidencing fractional shares of HUBCO Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of HUBCO. Cash shall be paid in lieu of fractional shares of HUBCO Common Stock, based upon the Median Pre-Closing Price per whole share of HUBCO Common Stock.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of CFHC Common Stock for two years after the Effective Time shall be delivered to HUBCO, upon demand, and any holders of CFHC Common Stock who have not theretofore complied with this Article II shall thereafter look only to HUBCO for the Merger Consideration, dividends and distributions to which they are entitled.

                  (g) No Liability. Neither HUBCO, the Bank nor the Exchange Agent shall be liable to any holder of shares of CFHC Common Stock for any such shares of HUBCO Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Withholding Rights. HUBCO shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of shares of CFHC Common Stock the minimum amounts (if any) that HUBCO is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUBCO, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of CFHC Common Stock in respect of which such deduction and withholding was made by HUBCO.

                  2.3. Stock Transfer Books. At the Effective Time, the stock transfer books of CFHC shall be closed and there shall be no further registration of transfers of shares of CFHC Common Stock thereafter on the records of CFHC. On or after the Effective Time, any Certificates presented to the Exchange Agent or HUBCO for transfer shall be converted into the Merger Consideration.

                  2.4. CFHC Stock Options and Warrants. The Stock Options (as defined in Section 3.2) described in the CFHC Disclosure Schedule are issued and outstanding pursuant to the CFHC 1994 Employee and Director Stock Option Plan (the "CFHC Stock Option Plan") and the agreements pursuant to which such Stock Options were granted (each, an "Option Grant Agreement"). HUBCO acknowledges and agrees to honor the provisions of the CFHC Stock Option Plan and the Option Grant Agreement, including those relating to vesting and conversion in connection with a change in control of CFHC. Certain warrants to acquire CFHC Common Stock are issued and outstanding pursuant to the PMG Warrants (as defined in Section 3.2 hereof). Each PMG Warrant which, as of the Effective Time, is outstanding shall be converted into a warrant to purchase HUBCO Common Stock as follows: (i) the right to purchase shares of CFHC Common Stock pursuant to the PMG Warrant shall be converted into the right to purchase that same number of shares of HUBCO Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of HUBCO Common Stock shall be the previous PMG Warrant exercise price per share of the CFHC Common Stock divided by the Exchange Ratio, and (iii) in all other material respects the new warrant shall be subject to the same terms and conditions as governed the PMG Warrant on which it was based, including the length of time within which the warrant may be exercised.


              ARTICLE III - REPRESENTATIONS AND WARRANTIES OF CFHC

                  References herein to "CFHC Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by CFHC to HUBCO. CFHC hereby represents and warrants to HUBCO as follows:

                  3.1.  Corporate Organization.

                  (a) CFHC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. CFHC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of CFHC and the CFHC Subsidiaries (as defined below), taken as a whole. CFHC is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

                  (b) Each CFHC Subsidiary and its jurisdiction of incorporation is listed in the CFHC Disclosure Schedule. For the purpose of this Agreement, the term "CFHC Subsidiary" means any corporation, partnership, joint venture or other legal entity in which CFHC, directly or indirectly, owns at least a 50% stock or other equity interest or for which CFHC, directly or indirectly, acts as a general partner, provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "CFHC Subsidiary" shall include any entity which was a CFHC Subsidiary at any time during such period. Community is a federally-chartered commercial banking association duly organized and validly existing in stock form and in good standing under the laws of the United States of America. All eligible accounts of depositors issued by Community are insured by the Bank Insurance Fund of the FDIC (the "BIF") to the fullest extent permitted by law. Each CFHC Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of CFHC and the CFHC Subsidiaries, taken as a whole.

                  (c) The CFHC Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-Laws, as in effect on the date hereof, of CFHC and each CFHC Subsidiary. Except as set forth in Disclosure
Schedule 3.1(b), Community and CFHC do not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

                  3.2. Capitalization. The authorized capital stock of CFHC consists of 3,200,000 shares of CFHC Common Stock and 200,000 shares of CFHC Preferred Stock, par value $5.00 per share. As of December 31, 1997, there were 1,027,712 shares of CFHC Common Stock issued and outstanding and no shares of CFHC Preferred Stock issued and outstanding. As of December 31, 1997, there were 276,077 shares of CFHC Common Stock issuable upon exercise of outstanding stock options and 27,349 shares of CFHC Common Stock issuable upon the exercise of outstanding warrants held by Pennsylvania Merchant Group Ltd. (the "PMG Warrants"). The CFHC Disclosure Schedule sets forth (i) all options which may be exercised for issuance of CFHC Common Stock (collectively, the "Stock Options") and the terms upon which the options may be exercised, and (ii) true and complete copies of each plan and a specimen of each form of agreement pursuant to which any outstanding Stock Option was granted, including a list of each outstanding Stock Option issued pursuant thereto. All Stock Options will be fully vested on the Closing Date, in each case in accordance with the terms of the CFHC Stock Option Plan and Option Grant Agreements pursuant to which such Stock Options were granted. All issued and outstanding shares of CFHC Common Stock, and all issued and outstanding shares of capital stock of each CFHC Subsidiary, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties imposed by CFHC or any CFHC Subsidiary. Except for the Stock Options and the HUBCO Stock Option and the PMG Warrants, neither CFHC nor Community has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of CFHC or Community or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3.  Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by all applicable regulatory authorities and by the shareholders of CFHC, and except as set forth in the CFHC Disclosure Schedule, CFHC and Community have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the directors of CFHC and Community in accordance with their respective Certificate of Incorporation and By-Laws and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of CFHC or Community are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by CFHC and Community, and constitutes valid and binding obligations of CFHC and Community, enforceable against CFHC and Community in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of national banks or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the execution and delivery of this Agreement by CFHC or Community, nor the consummation by CFHC or Community of the transactions contemplated hereby in accordance with the terms hereof, or compliance by CFHC or Community with any of the terms or provisions hereof, will (i) upon the approval thereof by the CFHC shareholders, violate any provision of CFHC's or Community's Certificate of Incorporation or By-Laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CFHC, Community or any of their respective properties or assets, or (iii) except as set forth in the CFHC Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of CFHC or Community under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CFHC or Community is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of CFHC and the CFHC Subsidiaries, taken as a whole, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System (the "FRB"), the FDIC, the OCC, the Department, the New Jersey Department of Environmental Protection (the "DEP"), the SEC, other applicable government authorities, and the shareholders of CFHC, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of CFHC or Community in connection with (x) the execution and delivery by CFHC of this Agreement and (y) the consummation by CFHC of the Merger, and the consummation by CFHC and Community of the other transactions contemplated hereby. To the best of CFHC's knowledge, no fact or condition exists which CFHC has reason to believe will prevent it and Community from obtaining the aforementioned consents and approvals.

                  3.4.  Financial Statements.

                  (a) The CFHC Disclosure Schedule sets forth copies of the consolidated statements of financial condition of CFHC as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in shareholders' equity and of cash flows for the periods ended December 31, in each of the two fiscal years 1995 through 1996, in each case accompanied by the audit report of KPMG Peat Marwick independent public accountants with respect to CFHC ("Peat Marwick"), and the unaudited consolidated statement of condition of CFHC as of September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the nine months ended September 30, 1997 and 1996, as reported in CFHC's Quarterly Report on Form 10-Q, filed with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act") (collectively, the "CFHC Financial Statements"). The CFHC Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial condition of CFHC as of the respective dates set forth therein, and the related consolidated statements of income, changes in shareholders' equity and cash flows fairly present the results of the consolidated operations, changes in shareholders' equity and cash flows of CFHC for the respective periods set forth therein.

                  (b) The books and records of CFHC and each CFHC Subsidiary are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the CFHC Financial Statements (including the notes thereto), as of September 30, 1997, neither CFHC nor any CFHC Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of CFHC and any CFHC Subsidiary, taken as a whole which were required by GAAP (consistently applied) to be disclosed in CFHC's consolidated statement of condition as of September 30, 1997 or the notes thereto. Since September 30, 1997, neither CFHC nor any CFHC Subsidiary has incurred any liabilities except in the ordinary course of business and consistent with prudent business practice, except as related to the transactions contemplated by this Agreement or except as set forth in the CFHC Disclosure Schedule.

                  3.5. Broker's and Other Fees. Except for Berwind Financial, L.P. ("Berwind"), neither CFHC, any CFHC Subsidiary nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreement with Berwind is set forth in the CFHC Disclosure Schedule. Other than pursuant to the agreement with Berwind and an agreement with Law Offices of Stevens & Lee, a Professional Corporation, pursuant to which CFHC will pay a flat fee of $75,000 plus reasonable out-of-pocket expenses for legal representation in connection with this Agreement and the transactions contemplated hereunder, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by CFHC or any CFHC Subsidiary.

                  3.6.  Absence of Certain Changes or Events.

                  (a) Except as disclosed in the CFHC Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of CFHC and any CFHC Subsidiary, taken as a whole, since December 31, 1997 and to the best of CFHC's knowledge, no fact or condition exists which CFHC believes will cause such a material adverse change in the future.

                  (b) Except as set forth in the CFHC Disclosure Schedule, neither CFHC nor any CFHC Subsidiary has taken or permitted any of the actions set forth in Section 5.2 hereof between December 31, 1997 and the date hereof and, except for execution of this Agreement, and the other documents
contemplated   hereby,  CFHC  and  each  CFHC  Subsidiary  has  conducted  their respective businesses only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the CFHC Disclosure Schedule, and except for ordinary routine litigation incidental to the business of CFHC and the CFHC Subsidiaries, neither CFHC nor any CFHC Subsidiary is a party to any, and there are no pending or, to the best of CFHC's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against CFHC or any CFHC Subsidiary which, if decided adversely to CFHC or any CFHC Subsidiary, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of CFHC and the CFHC Subsidiaries taken as a whole. Except as disclosed in the CFHC Disclosure Schedule, neither CFHC nor any CFHC Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to CFHC or such CFHC Subsidiary.

                  3.8.  Taxes and Tax Returns.

                  (a) Except as set forth on the CFHC Disclosure Schedule, CFHC and each CFHC Subsidiary has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it on or before the Effective Time in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUBCO in writing) or against which reserves have been established. CFHC and each CFHC Subsidiary has established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of CFHC or any CFHC Subsidiary through such date. None of the federal or state income tax returns of CFHC or any CFHC Subsidiary have been examined by the Internal Revenue Service (the "IRS") or the New Jersey Division of Taxation within the past six years. To the best knowledge of CFHC, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon CFHC or any CFHC Subsidiary, nor has CFHC or any CFHC Subsidiary given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Neither CFHC nor any CFHC Subsidiary (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by CFHC or any CFHC Subsidiary (nor does CFHC have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  3.9.  Employee Benefit Plans.

                  (a) Except as set forth on the CFHC Disclosure Schedule, neither CFHC nor any CFHC Subsidiary maintains or contributes to any "employee pension benefit plan" (the "CFHC Pension Plans") as such term is defined in
Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "CFHC Welfare Plans") as such terms is defined in Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. Neither CFHC nor any CFHC Subsidiary has, since September 2, 1974, contributed to any "Multiemployer Plan," as such term is defined in
Section 3(37) of ERISA.

                  (b) CFHC has delivered to HUBCO in the CFHC Disclosure Schedules (or previously made available to HUBCO) a complete and accurate copy of each of the following with respect to each of the CFHC Pension Plans and CFHC Welfare Plans, if any: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) The present value of all accrued benefits, both vested and non-vested, under each of the CFHC Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such CFHC Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of CFHC 's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                  (d) During the last six years, the Pension Benefit Guaranty Corporation ("PBGC") has not asserted any claim for liability against CFHC or any CFHC Subsidiary which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each CFHC Pension Plan have been paid. All contributions required to be made to each CFHC Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of CFHC which have not been paid have been properly recorded on the books of CFHC .

                  (f) Each of the CFHC Pension Plans and each of the CFHC Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. CFHC is not aware of any fact or circumstance which would disqualify any plan that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (g) To the best knowledge of CFHC, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any CFHC Welfare Plan or CFHC Pension Plan that would result in any material tax or penalty for CFHC or any CFHC Subsidiary.

                  (h) Except as disclosed in the CFHC Disclosure Schedule, no CFHC Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any CFHC Pension Plan.

                  (i) No "accumulated funding deficiency," within the meaning of
Section 412 of the Code,  has been  incurred  with  respect to any CFHC  Pension
Plan.

                  (j) There are no material pending, or, to the best knowledge of CFHC, material threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the CFHC Pension Plans or the CFHC Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the CFHC Disclosure Schedule.

                  (k) Except as disclosed in the CFHC Disclosure Schedule, no CFHC Pension Plan or CFHC Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law or pursuant to conversion or continuation rights set out in such Plan or an insurance policy providing benefits thereunder, or (ii) death benefits under any CFHC Pension Plan.

                  (l) Except with respect to customary health, life and disability benefits, there are no unfunded benefit obligations which are not accounted for by reserves shown on the CFHC Financial Statements and established under GAAP or otherwise noted on such Financial Statements.

                  (m) With respect to each CFHC Pension Plan and CFHC Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of CFHC or any CFHC Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                  (n) Except (i) for payments and other benefits due pursuant to the employment or severance agreements included within the CFHC Disclosure Schedule, and (ii) as set forth in Section 3.9(n) of the CFHC Disclosure Schedule, or as expressly agreed to by HUBCO in writing either pursuant to this Agreement or otherwise, the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee of CFHC or any CFHC Subsidiary to severance pay, unemployment compensation or any similar payment, or (y) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any current or former employee under any CFHC Pension Plan or CFHC Welfare Plan.

                  (o) Except for the CFHC Pension Plans and the CFHC Welfare Plans, and except as set forth on the CFHC Disclosure Schedule, CFHC has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of CFHC or any CFHC Subsidiary or any predecessor of any thereof. The CFHC Disclosure Schedule sets forth (or lists, if previously delivered to HUBCO): (i) true and complete copies of the deferred compensation agreements, understandings or obligations with respect to each such current or former director, officer or employee, and
(ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                  (p) Except as set forth in the CFHC Disclosure Schedule, CFHC does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The CFHC Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of CFHC 's knowledge, neither CFHC nor any CFHC Pension Plan or CFHC Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  (q) Except as set forth in the CFHC Disclosure Schedule, CFHC does not maintain any retirement plan or retiree medical plan or arrangement for directors. The CFHC Disclosure Schedule sets forth the complete documentation and actuarial evaluation of any such plan.

                  3.10.  Reports.

                  (a) The CFHC Disclosure Schedule lists, and as to item (i) below CFHC has previously delivered to HUBCO a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by CFHC since January 1, 1994 pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the 1934 Act and (ii) communication (other than general advertising materials and press releases) mailed by CFHC to its shareholders as a class since January 1, 1994.

                  (b) Since January 1, 1994, (i) CFHC has filed all reports that it was required to file with the SEC under the 1934 Act, and (ii) CFHC and Community each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, CFHC promptly will deliver or make available to HUBCO accurate and complete copies of such reports. As of their respective dates, each such form, report, or document referred to in either of clauses (i) or (ii) above, and each final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication referred to in either of clauses (i) or (ii) of paragraph (b) above, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The CFHC Disclosure Schedule lists the dates of all examinations of CFHC or Community conducted by either the FRB, the OCC or the FDIC since January 1, 1995 and the dates of any responses thereto submitted by CFHC or Community.

                  3.11. CFHC and Community Information. The information relating to CFHC and Community, this Agreement, and the transactions contemplated hereby (except for information relating solely to HUBCO) to be contained in the Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof) to be delivered to shareholders of CFHC in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement-Prospectus is mailed to shareholders of CFHC, and up to and including the date of the meeting of shareholders to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12. Compliance with Applicable Law. Except as set forth in the CFHC Disclosure Schedule, CFHC and each CFHC Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to CFHC or such CFHC Subsidiary (including, without limitation, consumer, community and fair lending laws) (other than where the failure to have a license, franchise, permit or authorization or where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of CFHC and the CFHC Subsidiaries taken as a whole) and CFHC has not received notice of violation of, and does not know of any violations of, any of the above.

                  3.13.  Certain Contracts.

                  (a) Except for plans referenced in Section 3.9 and disclosed in the CFHC Disclosure Schedule, (i) neither CFHC nor any CFHC Subsidiary is a party to or bound by any written contract or any understanding with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from CFHC or any CFHC Subsidiary to any officer, employee, director or consultant thereof. The CFHC Disclosure Schedule sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which CFHC or any CFHC Subsidiary is a party.

                  (b) Except as disclosed in the CFHC Disclosure Schedule or disclosed as an Exhibit to CFHC's Annual Report on Form 10-K for the year end December 31, 1996 and except for loan commitments, loan agreements and loan instruments entered into or issued by Community in the ordinary course of business, (i) as of the date of this Agreement, neither CFHC nor any CFHC Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of CFHC and the CFHC Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which CFHC or any CFHC Subsidiary is a party or by which either of them is bound limits the freedom of CFHC or any CFHC Subsidiary to compete in any line of business or with any person, and (iii) neither CFHC nor any CFHC Subsidiary is a party to any collective bargaining agreement.

                  (c) Except as disclosed in the CFHC Disclosure Schedule, neither CFHC nor any CFHC Subsidiary or, to the best knowledge of CFHC, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Community is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of CFHC and the CFHC Subsidiaries, taken as a whole.

                  3.14.  Properties and Insurance.

                  (a) Except as set forth in the CFHC Disclosure Schedule, CFHC or a CFHC Subsidiary has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in CFHC's consolidated balance sheet as of September 30, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of CFHC and the CFHC Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to HUBCO prior to the date hereof. Except as affected by the transactions contemplated hereby, CFHC or one or more of the CFHC Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by CFHC and such CFHC Subsidiaries in all material respects as presently occupied, used, possessed and controlled by CFHC and such CFHC Subsidiaries.

                  (b) The business operations and all insurable properties and assets of CFHC and Community are insured for their benefit against all risks which, in the reasonable judgment of the management of CFHC, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of CFHC adequate for the business engaged in by CFHC and Community. As of the date hereof, neither CFHC nor Community has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  3.15. Minute Books. As of the date of this Agreement, the minute books of CFHC and the CFHC Subsidiaries contain accurate records of all meetings and other corporate action held of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors) through a date not later than 30 days prior to the date of this Agreement, and except for the Merger, no material corporate actions were considered or approved by the shareholders or Boards of Directors (or committees thereof) between such date and the date of this Agreement which are not fully disclosed in the CFHC Disclosure Schedule. On the Closing Date, the minute books of CFHC and the CFHC Subsidiaries shall contain accurate records of all meetings and other corporate action held of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors) through the Closing Date.

                  3.16. Environmental Matters. Except as disclosed in the CFHC Disclosure Schedule, neither CFHC nor any CFHC Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that CFHC or any CFHC Subsidiary (either directly or as a successor in interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, other than corrections or cleanups which, in the aggregate, are immaterial to CFHC and the CFHC Subsidiaries, taken as a whole. Except as disclosed in the CFHC Disclosure Schedule, CFHC has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any non-residential property currently owned or leased by CFHC or any CFHC Subsidiary, or owned or leased in the five years prior to the date of this Agreement in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, other than violations which, in the aggregate, are immaterial to CFHC and the CFHC Subsidiaries, taken as a whole. Except as disclosed in the CFHC Disclosure Schedule, all property formerly owned or leased by CFHC or any CFHC Subsidiary which was subject to the provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. as amended ("ISRA"), complied with all applicable provisions of ISRA at the time such property was sold or transferred other than non-compliances which, in the aggregate, are immaterial to CFHC and the CFHC Subsidiaries, taken as a whole

                  3.17. Reserves. As of September 30, 1997, the allowance for loan losses in the CFHC Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the loan loss reserve complied in all material respects with GAAP (consistently applied) and all applicable policies of the OCC. As of December 31, 1997, the allowance for loan losses in the financial statements which will be included in CFHC's Annual Report on Form 10-K for the year ended December 31, 1997 will be adequate pursuant to GAAP (consistently applied), and the methodology used to compute the loan loss reserve will comply in all material respects with GAAP (consistently applied) and all applicable policies of the OCC. As of December 31, 1997, neither CFHC nor Community held any OREO properties which required, or will require a reserve in the financial statements which will be included in CFHC's Annual Report on Form 10-K for the year ended December 31, 1997.

                  3.18. No Parachute Payments. Except as set forth in the CFHC Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of CFHC or any CFHC Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from CFHC, a CFHC Subsidiary, HUBCO or a HUBCO Subsidiary which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19. Agreements with Bank Regulators. Neither CFHC nor any CFHC Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to HUBCO by CFHC prior to the date of this Agreement, nor has CFHC been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to HUBCO by CFHC prior to the date of this Agreement. Neither CFHC nor any CFHC Subsidiary is required by
Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to HUBCO by CFHC prior to the date of this Agreement.

                  3.20. Year 2000 Compliance. CFHC and the CFHC Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order to be substantially Year 2000 compliant on or before the end of 1999 and CFHC does not expect the future cost of addressing such issues to be material.

                  3.21.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

                  References herein to the "HUBCO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by HUBCO to CFHC. HUBCO hereby represents and warrants to CFHC as follows:

                  4.1.  Corporate Organization.

                  (a) HUBCO is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries (defined below), taken as a whole. HUBCO is registered as a bank holding company under the BHCA.

                  (b) Each HUBCO Subsidiary is listed in the HUBCO Disclosure Schedule. For the purposes of this Agreement, the term "HUBCO Subsidiary" means any corporation, partnership, joint venture or other legal entity in which HUBCO directly or indirectly, owns at least a 50% stock or other equity interest or for which HUBCO, directly or indirectly, acts as a general partner provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "HUBCO Subsidiary" shall include any entity which was an HUBCO Subsidiary at any time during such period. Each HUBCO Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Bank is a state-chartered commercial banking corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. All eligible accounts of depositors issued by the Bank are insured by the BIF to the fullest extent permitted by law. Each HUBCO Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on HUBCO and the HUBCO Subsidiaries taken as a whole. The HUBCO Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-Laws of HUBCO and the Bank as in effect on the date hereof.

                  4.2. Capitalization. The authorized capital stock of HUBCO consists solely of 53,045,000 common shares, no par value ("HUBCO Common Stock"), and 10,609,000 shares of preferred stock ("HUBCO Authorized Preferred Stock"). As of December 31, 1997, there were 21,911,502 shares of HUBCO Common Stock issued and outstanding, and no shares of treasury stock, and 1,250 shares of HUBCO Authorized Preferred Stock outstanding, all of which were designated Series B, no par value, Convertible Preferred Stock. From time to time hereafter, subject to the covenant in Section 5.17 below, HUBCO may sell or repurchase shares of HUBCO Common Stock. Except for shares issuable under or arising from the merger agreements by which HUBCO is to acquire Bank of the Hudson ("BTH") and its parent corporation, Poughkeepsie Financial Corp. (the "BTH Agreement"), MSB Bank and its parent corporation MSB Bancorp, Inc. (the
"MSB Agreement"), the HUBCO 1995 Stock Option Plan (the "HUBCO Stock Option Plans") and outstanding warrants to purchase 33,284 shares of HUBCO Common Stock, there are no shares of HUBCO Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of HUBCO Common Stock, and all issued and outstanding shares of capital stock of the HUBCO Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of the HUBCO Subsidiaries are owned by HUBCO free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the shares issuable under the HUBCO Stock Option Plans and HUBCO's obligations under the BTH Agreement and the MSB Agreement, neither HUBCO nor any HUBCO Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of HUBCO or any HUBCO Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3.  Authority; No Violation.

                  (a) Subject to the receipt of all necessary governmental approvals, HUBCO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of HUBCO in accordance with its Certificate of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HUBCO are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUBCO and constitutes the valid and binding obligation of HUBCO, enforceable against HUBCO in accordance with its terms.

                  (b) Neither the execution or delivery of this Agreement by HUBCO, nor the consummation by HUBCO of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HUBCO with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or By-Laws of HUBCO, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUBCO, any HUBCO Subsidiary, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of HUBCO under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUBCO is a party, or by which it or any of its properties or assets may be bound or affected, except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a material adverse effect on HUBCO, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the FRB, the OCC, the Department, the Secretary of State of New Jersey, or other applicable Governmental Entities, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUBCO in connection with (x) the execution and delivery by HUBCO of this Agreement, and (y) the consummation by HUBCO of the Merger and the other transactions contemplated hereby, except such as are listed in the HUBCO Disclosure Schedule or in the aggregate will not (if not obtained) have a material adverse effect on HUBCO and which will not prevent or materially delay the consummation of the transactions contemplated hereby. To the best of HUBCO's knowledge, no fact or condition exists which HUBCO has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  4.4.  Financial Statements.

                  (a) The HUBCO Disclosure Schedule sets forth copies of the consolidated statements of financial condition of HUBCO as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in shareholders' equity and of cash flows for the periods ended December 31, in each of the two fiscal years 1995 through 1996, in each case accompanied by the audit report of Arthur Andersen, LLP independent public accountants with respect to HUBCO ("Arthur Andersen"), and the unaudited consolidated statement of condition of HUBCO as of September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the nine months ended September 30, 1997 and 1996, as reported in HUBCO's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "HUBCO Financial Statements"). The HUBCO Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of HUBCO as of the respective dates set forth therein, and the related consolidated statements of income, changes in shareholders' equity and of cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in shareholders' equity and cash flows of HUBCO for the respective fiscal periods set forth therein.

                  (b) The books and records of HUBCO and the HUBCO Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the HUBCO Financial Statements (including the notes thereto), as of September 30, 1997 neither HUBCO nor any of the HUBCO
Subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HUBCO or any of the HUBCO Subsidiaries which were required by GAAP (consistently applied) to be disclosed in HUBCO's consolidated statement of condition as of September 30, 1997 or the notes thereto. Except for the transactions contemplated by this Agreement, and the other proposed acquisitions by HUBCO reflected in any Form 8-K filed by HUBCO with the SEC since September 30, 1997, neither HUBCO nor any HUBCO Subsidiary has incurred any liabilities.

                  4.5. Broker's and Other Fees. Neither HUBCO, any HUBCO Subsidiary nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole since September 30, 1997 and to the best of HUBCO's knowledge, except for any merger related charges arising from or connected with the consummation of the transactions contemplated by the BTH Agreement, the MSB Agreement and the effect of the consummation of other publicly announced mergers or acquisitions, not yet consummated (the "Effects of Announced Acquisitions"), no facts or condition exists which HUBCO believes will cause such a material adverse change in the future.

                  4.7. Legal Proceedings. Except as disclosed in the HUBCO Disclosure Schedule, and except for ordinary routine litigation incidental to the business of HUBCO or the HUBCO Subsidiaries, neither HUBCO nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of HUBCO's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against HUBCO or any of the HUBCO Subsidiaries which, if decided adversely to HUBCO or the HUBCO Subsidiaries, are reasonably likely to have a material adverse effect on HUBCO and the HUBCO Subsidiaries taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any HUBCO Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to HUBCO or the HUBCO Subsidiaries taken as a whole.

                  4.8. Tax Returns.

                  (a) HUBCO and each HUBCO Subsidiary have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to CFHC in writing). HUBCO and HUBCO's Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of HUBCO or HUBCO's Subsidiaries through such date. The HUBCO Disclosure Schedule identifies the federal income tax returns of HUBCO and HUBCO's Subsidiaries which have been examined by the IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The HUBCO Disclosure
Schedule identifies the applicable state income tax returns of HUBCO and HUBCO's Subsidiaries which have been examined by the applicable authorities. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of HUBCO, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon HUBCO or HUBCO's Subsidiaries, nor has HUBCO or HUBCO's Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as set forth in the HUBCO Disclosure Schedule, neither HUBCO nor any Subsidiary of HUBCO (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes with third parties, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by HUBCO (nor does HUBCO have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  4.9. Employee Benefit Plans.

                  (a) HUBCO and the HUBCO Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "HUBCO Pension Plans"), as such term is defined in Section 3(2)(A) of ERISA, and "employee welfare benefit plans" (the "HUBCO Welfare Plans"), as such term is defined in Section 3(1) of ERISA. Since September 2, 1974, neither HUBCO nor any HUBCO Subsidiary has contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                  (b) Each of the HUBCO Pension Plans and each of the HUBCO Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. HUBCO is not aware of any fact or circumstance which would disqualify any plan that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (c) The present  value of all accrued  benefits  under each of the HUBCO Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such HUBCO Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of HUBCO's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect the then current market conditions.

                  (d) During the last five years, the PBGC has not asserted any claim for liability against HUBCO or any HUBCO Subsidiary which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each HUBCO Pension Plan have been paid. All contributions required to be made to each HUBCO Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of HUBCO which have not been paid have been properly recorded on the books of HUBCO.

                  (f) No "accumulated funding deficiency", within the meaning of
Section 412 of the Code, has been incurred with respect to any of the HUBCO Pension Plans.

                  (g) There are no pending or, to the best knowledge of HUBCO, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the HUBCO Pension Plans or the HUBCO Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the HUBCO Disclosure Schedule.

                  (h) Except with respect to customary health, life and disability benefits or as disclosed in the HUBCO Disclosure Schedule, HUBCO has no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements and established under GAAP or otherwise noted on such financial statements.

                  (i) To the best knowledge of HUBCO, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any HUBCO Welfare Plan or HUBCO Pension Plan that would result in any material tax or penalty for HUBCO or any HUBCO Subsidiary.

                  (h) Except as disclosed in the HUBCO Disclosure Schedule, no HUBCO Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any HUBCO Pension Plan.


                  4.10. Reports. Since January 1, 1994, HUBCO has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by HUBCO with the SEC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, HUBCO and each HUBCO Subsidiary has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business.

                  4.11. HUBCO Information. The information relating to HUBCO and the HUBCO Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose), this Agreement and the transactions contemplated hereby to be contained in the Registration Statement and Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement-Prospectus, and up to and including the date of the meeting of shareholders of CFHC to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

                  4.12. Compliance With Applicable Law. Except as set forth in the HUBCO Disclosure Schedule, each of HUBCO and HUBCO's Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to HUBCO or HUBCO's Subsidiaries (including without limitation consumer, community  and fair  lending  laws)  (other  than  where the  failure  to have a license, franchise, permit or authorization or where such default or noncompliance will not result in a Material Adverse Effect on HUBCO) and HUBCO has not received notice of violation of, and does not know of any violations of, any of the above.

                  4.13. Contracts. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any HUBCO Subsidiary, or to the best knowledge of HUBCO, any party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Bank or another HUBCO Subsidiary is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on HUBCO.

                  4.14. Properties and Insurance.

                  (a) HUBCO and the HUBCO Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in HUBCO's consolidated balance sheet as of September 30, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of HUBCO and the HUBCO Subsidiaries taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO and the HUBCO Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by HUBCO or the HUBCO Subsidiaries in all material respects as presently occupied, used, possessed and controlled by HUBCO and the HUBCO Subsidiaries.

                  (b) The business operations and all insurable properties and assets of HUBCO and the HUBCO Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of HUBCO, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of HUBCO adequate for the business engaged in by HUBCO and the HUBCO Subsidiaries. As of the date hereof, neither HUBCO nor any HUBCO Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.15. Environmental Matters. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any HUBCO Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that HUBCO or any HUBCO Subsidiary (either directly, or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any non-residential property currently owned or leased by HUBCO or any HUBCO Subsidiary, or owned or leased in the five years prior to the date of this Agreement in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, other than violations which, in the aggregate, are immaterial to HUBCO and the HUBCO Subsidiaries, taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, all property formerly owned or leased by HUBCO or any HUBCO Subsidiary which was subject to ISRA, complied with all applicable provisions of ISRA at the time such property was sold or transferred other than non-compliances which, in the aggregate, are immaterial to HUBCO and the HUBCO Subsidiaries, taken as a whole.

                  4.16. Reserves. As of September 30, 1997, each of the allowances for loan losses and the reserve for OREO properties in the HUBCO Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute each of the loan loss reserves and the reserve for OREO properties complies in all material respects with GAAP (consistently applied) and all applicable policies of the FDIC and the New Jersey Department of Banking.

                  4.17. HUBCO Stock. As of the date hereof, HUBCO has available and reserved shares of HUBCO Common Stock sufficient for issuance pursuant to the Merger and upon the exercise of the CFHC Stock Options and the PMG Warrants. The HUBCO Common Stock to be issued hereunder pursuant to the Merger and upon the exercise of the CFHC Stock Options and the PMG Warrants, when so issued, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through HUBCO, with no personal liability attaching to the ownership thereof. The HUBCO Common Stock to be issued hereunder pursuant to the Merger, when so issued, will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations and approved for listing on NASDAQ.

                  4.18. Agreements with Bank Regulators. Neither HUBCO nor any HUBCO Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Government Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to CFHC by HUBCO prior to the date of this Agreement, nor has HUBCO been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to CFHC by HUBCO prior to the date of this Agreement. Neither HUBCO nor any HUBCO Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to CFHC by HUBCO prior to the date of this Agreement.

                  4.19. Capital Adequacy. At the Effective Time, after taking into account the effect of the Merger, the consummation of the mergers contemplated by the BTH Agreement and the MSB Agreement and the agreement whereby HUBCO will assume the deposits in 22 branches of First Union Bank, HUBCO will have sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.20. Minute Books. The minute books of HUBCO and its bank subsidiaries contain records of all meetings and other corporate action held of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

                  4.21. Year 2000 Compliance. HUBCO and the HUBCO Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order to be Year 2000 compliant on or before the end of 1999 and HUBCO does not expect the future cost of addressing such issues to be material.

                  4.22.  Disclosure.  No representation or warranty contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


                      ARTICLE V - COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of CFHC. During the period from the date of this Agreement to the Effective Time, CFHC and Community shall, and shall cause each CFHC Subsidiary to, conduct their respective businesses only in the ordinary course and consistent with prudent business practice, except for transactions permitted hereunder or with the prior written consent of HUBCO, which consent will not be unreasonably withheld. Each of CFHC and Community also shall use its reasonable best efforts to (i) preserve its business organization and that of the CFHC Subsidiaries intact, (ii) keep available to itself the present services of its employees and those of the CFHC Subsidiaries, and (iii) preserve for itself and HUBCO the goodwill of its customers and those of the CFHC Subsidiaries and others with whom business relationships exist.

                  5.2. Negative Covenants. From the date hereof to the Effective Time, except as otherwise approved by HUBCO in writing, or as set forth in the CFHC Disclosure Schedule, or as permitted or required by this Agreement, neither CFHC nor Community will:

                  (a) change any provision of its Certificate of Incorporation or any similar governing documents;

                  (b) change any provision of its By-Laws without the consent of HUBCO which consent shall not be unreasonably withheld;

                  (c) change the  number of shares of its  authorized  or issued capital stock (other than upon exercise of stock options or warrants described in the CFHC Disclosure Schedule in accordance with the term thereof) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; provided, however, that from the date hereof to the Effective Time, CFHC may declare, set aside or pay dividends on the CFHC Common Stock in a quarterly amount equal to $0.14 per share.

                  (d) grant any severance or termination pay (other than pursuant to policies or contracts of CFHC in effect on the date hereof and disclosed to HUBCO in the CFHC Disclosure Schedule) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except in each case as specified in Section 5.2 of the CFHC Disclosure Schedule.

                  (e) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of CFHC or Community.

                  (f) except for reasonable capital expenditures in connection with the establishment of its branch in Medford, New Jersey and other capital expenditures not to exceed $25,000 in the aggregate, make any capital expenditures other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to HUBCO.

                  (g) file any applications or make any contract with respect to branching or site location or relocation.

                  (h) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or make any new investments in securities other than investments in government, municipal or agency bonds having a maturity of less than five years.

                  (i) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities.

                  (j) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                  (k) without first conferring with HUBCO, make or commit to make any new loan or other extension of credit in an amount of $500,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $500,000 or more, or increase by $500,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers except such loan initiations, renewals or increases that are committed as of the date of this Agreement and identified in the CFHC Disclosure Schedule and residential loans made in the ordinary course of business in accordance with past practice; or

                  (l) agree to do any of the foregoing.

                  5.3. No Solicitation. So long as this Agreement remains in effect, CFHC and Community shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving CFHC or Community (an "Acquisition Transaction"). Notwithstanding the foregoing, (i) CFHC may respond to inquiries from holders of CFHC Common Stock in the ordinary course of business and (ii) CFHC may enter into discussions or negotiations or provide any information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of CFHC, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. CFHC shall promptly communicate to HUBCO the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, each of CFHC and HUBCO will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, CFHC agrees to provide HUBCO, and HUBCO agrees to provide CFHC, with internally prepared profit and loss statements no later than 15 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), CFHC will deliver to HUBCO and HUBCO will deliver to CFHC their respective quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, CFHC will deliver to HUBCO and HUBCO will deliver to CFHC their respective Annual Reports on Form 10-K as filed with the SEC under the 1934 Act.

                  5.5.  Access to Properties and Records; Confidentiality.

                  (a) CFHC and Community shall permit HUBCO and its representatives, and HUBCO shall permit, and cause each HUBCO Subsidiary to permit, CFHC and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUBCO and its representatives, or CFHC and its representatives as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, By-Laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUBCO and its representatives or CFHC and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, CFHC acknowledges that HUBCO may be involved in discussions concerning other potential acquisitions and HUBCO shall not be obligated to disclose such information to CFHC except as such information is disclosed to HUBCO's shareholders generally.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its reasonable best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  5.6.  Regulatory Matters.

                  (a) For the purposes of holding the Shareholders Meeting (as such term is defined in Section 5.7 hereof), and qualifying under applicable federal and state securities laws the HUBCO Common Stock to be issued to CFHC shareholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by HUBCO with the SEC of a Registration Statement including a proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by CFHC and HUBCO to the CFHC shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus" and the various documents to be filed by HUBCO under the 1933 Act with the SEC to register the HUBCO Common Stock for sale, including the Proxy Statement-Prospectus, are referred to herein as the "Registration Statement").

                  (b) HUBCO shall furnish CFHC with such information concerning HUBCO and the HUBCO Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose) as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. HUBCO agrees promptly to advise CFHC if at any time prior to the Shareholders' Meeting any information provided by HUBCO in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and to provide CFHC with the information needed to correct such inaccuracy or omission. HUBCO shall furnish CFHC with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to HUBCO and the HUBCO Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to CFHC shareholders.

                  (c) CFHC shall furnish HUBCO with such information concerning CFHC as is necessary to cause the Proxy Statement-Prospectus, insofar as it relates to CFHC, to comply with Section 5.6(a) hereof. CFHC agrees promptly to advise HUBCO if at any time prior to the Shareholders' Meeting, any information provided by CFHC in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and to provide HUBCO with the information needed to correct such inaccuracy or omission. CFHC shall furnish HUBCO with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to CFHC and Community to comply with
Section 5.6(a) after the mailing thereof to CFHC shareholders.

                  (d) HUBCO shall as promptly as practicable make such filings as are necessary in connection with the offering of the HUBCO Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. CFHC shall promptly furnish HUBCO with such information regarding the CFHC shareholders as HUBCO requires to enable it to determine what filings are required hereunder. CFHC authorizes HUBCO to utilize in such filings the information concerning CFHC and Community provided to HUBCO in connection with, or contained in, the Proxy Statement-Prospectus. HUBCO shall furnish CFHC's counsel with copies of all such filings and keep CFHC advised of the status thereof. HUBCO and CFHC shall as promptly as practicable file the Registration Statement containing the Proxy Statement-Prospectus with the SEC, and each of HUBCO and CFHC shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement-Prospectus.

                  (e) HUBCO shall cause the HUBCO Common Stock issuable pursuant to the Merger to be listed on NASDAQ at the Effective Time. HUBCO shall cause the HUBCO Common Stock which shall be issuable pursuant to exercise of Stock Options to be accepted for filing on the NASDAQ when issued.

                  (f) The parties hereto will cooperate with each other and use their reasonable best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC, the FRB, the OCC, the Department and the DEP. Without limiting the foregoing, the parties shall use reasonable business efforts to file for approval or waiver by the appropriate bank regulatory agencies within 45 days after the date hereof. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or Governmental Entity (including the SEC) in connection with the transactions contemplated by this Agreement.

                  (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                  (h) CFHC acknowledges that HUBCO is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning CFHC may be required to be included in the registration statements, if any, for the sale of securities of HUBCO or in SEC reports in connection with such acquisitions. CFHC agrees to provide HUBCO with any information, certificates, documents or other materials about CFHC as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time. CFHC shall use its reasonable efforts to cause its attorneys and accountants to provide HUBCO and any underwriters for HUBCO with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications or any such acquisition or issuance of securities. HUBCO shall reimburse CFHC for reasonable expenses thus incurred by CFHC should this transaction be terminated for any reason other than Section 7.1(i). HUBCO shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding CFHC unless CFHC shall have consented to such filing, which consent shall not be unreasonably delayed or withheld.

                  5.7. Approval of Shareholders. CFHC will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the shareholders of CFHC (the "Shareholders Meeting") for the purpose of securing the approval of shareholders of this Agreement, (ii) subject to the qualification set forth in Section 5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if (x) its investment banker withdraws its fairness opinion prior to the Shareholders' Meeting or (y) CFHC's Board of Directors, after consulting with counsel, determines in the exercise of its fiduciary duties that such recommendation should not be made or should be withdrawn, recommend to the shareholders of CFHC the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with HUBCO with respect to each of the foregoing matters.

                  If it becomes necessary under NASDAQ rules or applicable laws to obtain HUBCO shareholder approval, HUBCO shall take all steps necessary to obtain the approval of its shareholders as promptly as possible. In connection therewith, HUBCO shall take all steps necessary to duly call, give notice and convene a meeting of its shareholders for such purpose.

                  5.8.  Further Assurances.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto if the Merger is not consummated.

                  (b) HUBCO agrees that from the date hereof to the Effective Time, except as otherwise approved by CFHC in writing or as permitted or required by this Agreement, HUBCO will use reasonable business efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships, and HUBCO will not, nor will it permit any HUBCO Subsidiary to, take any action: (i) that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at, or prior to, the Effective Time, or (ii) that would cause any of its conditions to Closing not to be satisfied, or (iii) that would constitute a breach or default of its obligations under this Agreement.

                  5.9. Public Announcements. HUBCO and CFHC shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and HUBCO and CFHC agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation upon the advice of counsel.

                  5.10. Failure to Fulfill  Conditions.  In the event that HUBCO or CFHC determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to September 30, 1998 (the "Cutoff Date") and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions HUBCO may enter into with other parties, CFHC and HUBCO will promptly inform the other of any facts applicable to CFHC or HUBCO, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

                  5.11. Employee Matters.

                  (a) Following consummation of the Merger, HUBCO agrees with CFHC to honor the existing written contracts with officers and employees of CFHC and Community that are included in the CFHC Disclosure Schedule.

                  (b) Following consummation of the Merger, the Bank intends to make available to all employees of CFHC and Community employed by the Bank coverage under the HUBCO Pension and Welfare Plans generally available to the Bank's employees on the terms and conditions available to the Bank's newly hired employees; provided, however, that credit for prior service with CFHC and/or Community will be given for the sole purpose of determining whether such employees are eligible to participate, and vest, when applicable, in the Bank's medical, vacation, sick leave, disability and 401(k) plans. At HUBCO's option, CFHC's 401(k) plan will either be frozen or merged into HUBCO's 401(k) plan; in either event, all employer contributions to CFHC's 401(k) plan will become fully vested as of the Effective Time.. No prior existing condition limitation shall be imposed with respect to any medical coverage plan of the Bank.

                  (c) Following the consummation of the Merger, the Bank intends to maintain Community' existing severance policy (as restated on March 2, 1998) attached hereto as Exhibit 5.11, and recognize years of service completed while employed by CFHC and/or Community for purposes of such policy. Following the expiration of the foregoing severance policy, any years of service recognized for purposes of this Section 5.11(c) will be taken into account under the terms of any applicable severance policy of HUBCO.

                  5.12. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), no supplement or amendment to the parties' respective Disclosure Schedules which corrects any representation or warranty which was untrue when made shall eliminate the other party's right (if any) to terminate this Agreement based on the original untruth of the representation or warranty; provided, that the other party shall be deemed to have waived such right if it does not exercise such right within 15 days after receiving the correcting supplement or amendment.

                  5.13.  Transaction Expenses of CFHC.

                  (a) For planning purposes, CFHC shall, within 15 days from the date hereof, provide HUBCO with its estimated budget of transaction-related expenses reasonably anticipated to be payable by CFHC in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. CFHC shall promptly notify HUBCO if or when it determines that it will expect to exceed its budget.

                  (b) Promptly after the execution of this Agreement, CFHC shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. CFHC shall accrue and/or pay all of such amounts as soon as possible.

                  (c) CFHC shall advise HUBCO monthly of all out-of-pocket expenses which CFHC has incurred in connection with this transaction.

                  (d) HUBCO, in reasonable consultation with CFHC, shall make all arrangements with respect to the printing and mailing of the Proxy Statement-Prospectus.

                  5.14. Indemnification

                  (a) For a period of six years after the Effective Time, HUBCO shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of CFHC or Community or serves or has served at the request of CFHC or Community in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of CFHC or Community or serves or has served at the request of CFHC or Community in any capacity with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against CFHC or Community or any of their respective affiliates, or by any shareholder of CFHC (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of CFHC or Community or of any committee of CFHC's or Community's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of HUBCO set forth in this
Section 5.14, in each case to the fullest extent which CFHC or Community would have been permitted under any applicable law, the respective Certificate of Incorporation of CFHC or Community and the respective By-Laws of CFHC or Community had the Merger not occurred (and HUBCO shall also advance expenses as incurred to the fullest extent so permitted). Notwithstanding the foregoing, HUBCO shall not provide any indemnification not permitted by law nor shall HUBCO advance expenses with respect to any Claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the Indemnitee, but HUBCO shall reimburse the Indemnitee for costs incurred by the Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall become final and nonappealable, that the Indemnitee was not improperly paid or provided with the personal benefit alleged in the Claim.

                  (b) From and after the Effective Time, HUBCO shall assume and honor any obligation of CFHC or Community immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or By-Laws of CFHC or Community as if such obligations were pursuant to a contract or arrangement between HUBCO and such Indemnitees.

                  (c) In the event HUBCO or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of HUBCO assume the obligations set forth in this Section 5.14.

                  (d) HUBCO shall cause CFHC's and Community's officers and directors to be covered under HUBCO's then current officers' and directors' liability insurance policy for a period of six years after the Effective Time, or, in the alternative, to be covered under an extension of CFHC's and Community's existing officers' and directors' liability insurance policy. However, HUBCO shall only be required to insure such persons upon terms and for coverages substantially similar to CFHC's and Community's existing officers' and directors' liability insurance.

                  (e) Any Indemnitee wishing to claim indemnification under this
Section 5.14 shall promptly notify HUBCO upon learning of any Claim, but the failure to so notify shall not relieve HUBCO of any liability it may have to such Indemnitee if such failure does not materially prejudice HUBCO. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) HUBCO shall have the right to assume the defense thereof and HUBCO shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if HUBCO elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUBCO and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUBCO shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that HUBCO shall be obligated pursuant to this Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. HUBCO shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, HUBCO shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.15. Notwithstanding that CFHC believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, CFHC recognizes that HUBCO may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Merger, CFHC and HUBCO shall consult and cooperate with each other with respect to (i) conforming to the extent appropriate, based upon such consultation, CFHC's loan, accrual and reserve policies and CFHC's other policies and procedures regarding applicable regulatory matters, including without limitation Federal Reserve, the National Bank Act, the Bank Secrecy Act and FDIC matters, to those policies of HUBCO as HUBCO may reasonably identify to CFHC from time to time, (ii) new extensions of credit or material revisions to existing terms of credits by Bank, in each case where the aggregate exposure exceeds $500,000, and (iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of CFHC and Community to the extent appropriate; provided that any required change in CFHC's practices in connection with the matters described in clause (i) or (iii) above need not be effected until the parties receive all necessary governmental approvals and consents to consummate the transactions contemplated hereby,

                  5.16. Each of HUBCO and CFHC shall use its reasonable best efforts to resolve such objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of HUBCO and CFHC shall use its reasonable best efforts to avoid the filing of, resist or resolve such suit. HUBCO and CFHC shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall include, but not be limited to, the proffer by HUBCO of its willingness to accept an order agreeing to the divestiture, or the holding separate, of any assets of HUBCO or CFHC, except to the extent that any such divestitures or holding separate arrangement would have a material adverse effect on HUBCO. The entry by a court, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, of an order or decree permitting the Merger, but requiring that any of the businesses, product lines or assets of HUBCO or CFHC be divested or held separate thereafter shall not be deemed a failure to satisfy the conditions specified in Section 6.1 hereof except to the extent that any divestitures or holding separate arrangement would have a material adverse effect on HUBCO and HUBCO shall not have voluntarily consented to such divestitures or holding separate arrangements. For the purposes of this Section 5.16, the divestiture or the holding separate of a branch or branches of the Bank with, in the aggregate, less than $450,000,000 in assets shall not be considered to have a material adverse effect on HUBCO.

                  5.17. Prior to the date hereof, neither HUBCO or CFHC has taken any action or failed to take any action which would disqualify the Merger for pooling of interests accounting treatment. Before the Effective Time, neither HUBCO nor CFHC shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, HUBCO shall not take and shall cause the Surviving Corporation not to take any action within their control that would disqualify the Merger as such a "reorganization" under the Code.

                  5.18. HUBCO shall cause Arthur Andersen, its independent public accountants, to deliver to CFHC, and CFHC shall cause Peat Marwick, its independent public accountants, to deliver to HUBCO and to its officers and directors who sign the Registration Statement for this transaction, a short-form "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement-Prospectus for the Shareholders Meeting of CFHC, in the form customarily issued by such accountants at such time in transactions of this type.

                  5.19. CFHC has previously delivered to HUBCO a letter identifying all persons who, to the knowledge of CFHC, may be deemed to be affiliates of CFHC under Rule 145 of the 1933 Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of CFHC. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, CFHC shall deliver to HUBCO copies of letter agreements, each substantially in the form of Exhibit 5.19-1, executed by each such person who has been identified by CFHC in such letter as an affiliate of CFHC agreeing to comply with Rule 145 and to refrain from transferring shares as required by the pooling-of-interests accounting rules. Within two weeks after the date hereof, HUBCO shall cause its directors and executive officers to enter into letter agreements in the form of Exhibit 5.19-2 with HUBCO concerning the pooling-of-interests accounting rules. HUBCO hereby agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing financial results covering at least 30 days of post-Merger combined operations of HUBCO and CFHC as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time, in form and substance sufficient to remove the restrictions set forth in paragraph "B" of
Exhibit 5.19-1.

                  5.20. HUBCO agrees to (i) cause Robert T. Pluese to be appointed to the Board of Directors of the Surviving Bank and to use its best efforts to cause Mr. Pluese to be re-elected to the Board of the Surviving Bank for a period of three years, (ii) cause each director of Community to be appointed as a member of an advisory board of the New Division for a period of three years and cause each such member to receive fees for service on the advisory board equal to $4,500.00 annually and (iii) cause Gerard M. Banmiller to be appointed as Regional President of the New Division.


                         ARTICLE VI - CLOSING CONDITIONS

                  6.1. Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Approval of CFHC Shareholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of CFHC. The HUBCO Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the HUBCO Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

                  (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the FDIC, the Department, the FRB, the OCC, the SEC and the DEP) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of CFHC and Community, taken as a whole, to HUBCO. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

                  (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which HUBCO or CFHC determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

                  (d) Tax Opinion.  HUBCO shall have received an opinion,  dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, reasonably satisfactory in form and substance to HUBCO, and CFHC shall have received an opinion, dated as of the Effective Time, of Stevens & Lee reasonably satisfactory in form and substance to CFHC, in each case based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts and representations as such counsel may reasonably deem relevant, to the effect that

                  (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code; (ii) no gain or loss will be recognized by CFHC; (iii) no gain or loss will be recognized by the holders of CFHC Common Stock upon the exchange of CFHC Common Stock solely for HUBCO Common Stock; (iv) the tax basis of any HUBCO Common Stock received in exchange for CFHC Common Stock shall equal the basis of the recipient's CFHC Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (v) the holding period for any HUBCO Common Stock received in exchange for CFHC Common Stock will include the period during which CFHC Common Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

                  (e) Pooling of Interests. HUBCO shall have received a letter, dated the Closing Date, from its accountants, Arthur Andersen, reasonably satisfactory to HUBCO and CFHC, to the effect that the Merger shall be qualified to be treated by HUBCO as a pooling-of-interests for accounting purposes.

                  6.2. Conditions to the Obligations of HUBCO Under this Agreement. The obligations of HUBCO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of CFHC and Community. Except for those representations which are made as of a particular date, the representations and warranties of CFHC contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. CFHC shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the CFHC Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the CFHC Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel. HUBCO shall have received an opinion of counsel to CFHC, dated the Closing Date, in form and substance reasonably satisfactory to HUBCO, substantially in accordance with Exhibit 6.2(b) hereto.

                  (c) Certificates. CFHC shall have furnished HUBCO with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as HUBCO may reasonably request.

                  (d) Legal Fees. CFHC shall have furnished HUBCO with letters from all attorneys representing CFHC and Community in any matters confirming that all legal fees have been paid in full for services rendered as of the Effective Time.

                  (e) Merger Related Expense. CFHC shall have provided HUBCO with an accounting of all merger related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date.

                  6.3. Conditions to the Obligations of CFHC Under this Agreement. The obligations of CFHC under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of HUBCO contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. HUBCO shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUBCO Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUBCO Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel to HUBCO. CFHC shall have received an opinion of counsel to HUBCO, dated the Closing Date, in form and substance reasonably satisfactory to CFHC, substantially in accordance with Exhibit 6.3(b) hereto.

                  (c) Fairness Opinion. CFHC shall have received an opinion from
Berwind, dated no more than three days prior to the date the Proxy Statement-Prospectus is mailed to CFHC's shareholders (and if it shall become necessary to resolicit proxies thereafter, dated no more than three days prior to the date of any substantive amendment to the Proxy Statement-Prospectus), to the effect that, in its opinion, the consideration to be paid to shareholders of CFHC hereunder is fair to such shareholders from a financial point of view ("Fairness Opinion").

                  (d) Certificates. HUBCO shall have furnished CFHC with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as CFHC may reasonably request.

                  (e) Officer and Director. Robert T. Pluese shall be appointed by the Board of Directors of the Bank to the Surviving Bank's Board of Directors and Gerard M. Banmiller shall be appointed as Regional President of the New Division, effective at the Effective Time.


                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

                  7.1. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of
CFHC:

                  (a) by mutual written consent of the parties hereto;

                  (b) by HUBCO or CFHC (i) if the Effective Time shall not have occurred on or prior to the Cutoff Date unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the shareholders of CFHC is taken and such shareholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose, or (iii) if a vote of the shareholders of HUBCO is required by applicable NASDAQ rules, such vote is taken and such shareholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose;

                  (c) by HUBCO or CFHC upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or Governmental Entity or by HUBCO upon written notice to CFHC if any such application is approved with conditions (other than conditions which are customary in such regulatory approvals) which would have a Material Adverse Effect on HUBCO;

                  (d) by HUBCO if (i) there shall have occurred a change in the business, operations, assets, or financial condition of CFHC and Community, taken as a whole, from that disclosed by CFHC in CFHC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 which change shall have resulted in a material adverse effect on CFHC or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of CFHC hereunder and such breach shall not have been remedied within 30 days after receipt by CFHC of notice in writing from HUBCO to CFHC specifying the nature of such breach and requesting that it be remedied, provided, that those matters disclosed in the CFHC Disclosure Schedule shall not be deemed to have caused such a material adverse effect and for the purposes of this Section 7.1(d) only, the term material adverse effect shall not be deemed to include the impact of any changes in the business, operations, assets or financial condition of CFHC or Community, taken as a whole, resulting from (x) changes in interest rates and economic conditions affecting banking institutions generally, (y) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, and (z) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies;

                  (e) by CFHC, if (i) there shall have occurred a change in the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries taken as a whole from that disclosed by HUBCO in HUBCO's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the nine month period ending September 30, 1997 except for the Effects of Announced Acquisitions, which change shall have resulted in a material adverse effect on HUBCO (it being understood that those matters disclosed in the HUBCO Disclosure Schedule shall not be deemed to have caused such a material adverse effect); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of HUBCO hereunder and such breach shall not have been remedied within 30 days after receipt by HUBCO of notice in writing from CFHC specifying the nature of such breach and requesting that it be remedied, provided, that those matters disclosed in the HUBCO Disclosure Schedule shall not be deemed to have caused such a material adverse effect and for the purposes of this Section 7.1(e) only, the term material adverse effect shall not be deemed to include the impact of any changes in the business, operations, assets or financial condition of HUBCO or the Bank, taken as a whole, resulting from (x) changes in interest rates and economic conditions affecting banking institutions generally, (y) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, and (z) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies;

                  (f) by CFHC, if CFHC's Board of Directors shall have approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws;

                  (g) by HUBCO if the conditions set forth in Section 6.2 are not satisfied and are not capable of being satisfied by the Cutoff Date; or

                  (h) by CFHC if the conditions set forth in Section 6.3 are not satisfied and are not capable of being satisfied by the Cutoff Date;

                  (i) by CFHC, in accordance with Section 2.1(a).

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either HUBCO or CFHC pursuant to Section 7.1, this Agreement (other than Section 5.5(b), the penultimate sentence of Section 5.6(h), this Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or shareholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the shareholders of CFHC but, after any such adoption, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the shareholders of CFHC without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.


                          ARTICLE VIII - MISCELLANEOUS

                  8.1.  Expenses.

                  (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, HUBCO shall bear all expenses of the financial printer in connection with the Registration Statement and the Proxy Statement-Prospectus and HUBCO may bear the expenses of the Bank and CFHC may bear the expenses of Community.

                  (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

                  8.2. Survival. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for Article II, this Section 8.2 and Sections 5.5(b), 5.8(a) and 5.14.

                  8.3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

                  (a)  If to HUBCO, to:

                       HUBCO, Inc.
                       1000 MacArthur Boulevard
                       Mahwah, NJ 07430
                       Attn.: Kenneth T. Neilson, President and
                                Chief Executive Officer


                       Copy to:
                       HUBCO, Inc.
                       1000 MacArthur Boulevard
                       Mahwah, NJ 07430
                       Attn.: D. Lynn Van Borkulo-Nuzzo, Esq.

                       And copy to:
                       Pitney, Hardin, Kipp & Szuch
                       (mail to) P.O. Box 1945
                       Morristown, NJ 07962
                       (deliver to) 200 Campus Drive
                       Florham Park, NJ 07932
                       Attn.: Ronald H. Janis, Esq.
                              Michael W. Zelenty, Esq.


                  (b)  If to CFHC, to:

                       Community Financial Holding Company
                       222 Haddon Avenue
                       Westmont, NJ 08108
                       Attn.: Robert T. Pluese, Chairman


                       Copy to:
                       Stevens & Lee
                       1415 Route 70 East, Suite 506
                       Cherry Hill, NJ 08034
                       Attn.: Jeffrey P. Waldron, Esq.
                              Edward C. Hogan, Esq.


or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

                  8.4. Parties in Interest; Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement except the Indemnitees described in Section 5.14. This Agreement and the rights and obligations of the parties hereunder may not be assigned.

                  8.5. Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than any confidentiality agreements entered into by the parties hereto.

                  8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.7. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.8. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  IN WITNESS WHEREOF, HUBCO, the Bank, CFHC and Community have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                                   HUBCO, INC.

   D. LYNN VAN BORKULO-NUZZO                  KENNETH T. NEILSON
By:____________________________           By:___________________________
     D. Lynn Van Borkulo-Nuzzo,              Kenneth T. Neilson, President
     Secretary                                and Chief Executive Officer


ATTEST:                                   COMMUNITY FINANCIAL
                                          HOLDING CORPORATION

   KAREN L. KUTCHER                          GERARD M. BANMILLER
By:____________________________           By:_________________________________
       Karen L. Kutcher                      Gerard M. Banmiller, President
Title: Executive Vice President
       and Chief Operating Officer


ATTEST:                                   HUDSON UNITED BANK

    D. LYNN VAN BORKULO-NUZZO                 KENNETH T. NEILSON
By:____________________________           By:_________________________________
     D. Lynn Van Borkulo-Nuzzo,               Kenneth T. Neilson, President
     Secretary                                  and Chief Executive Officer


ATTEST:                                   COMMUNITY NATIONAL BANK

    KAREN L. KUTCHER                          GERARD M. BANMILLER
By:____________________________           By:_________________________________
    Karen L. Kutcher                          Gerard M. Banmiller, President
Title:  Executive Vice President
        and Chief Operating Officer

     CERTIFICATE OF THE DIRECTORS OF COMMUNITY FINANCIAL HOLDING CORPORATION
                          AND COMMUNITY NATIONAL BANK

                  Reference is made to the Agreement and Plan of Merger, dated as of March 2, 1998 (the "Agreement"), among HUBCO, Inc., Hudson United Bank, Community Financial Holding Corporation and Community National Bank. Capitalized terms used herein have the meanings given to them in the Agreement.

                  Each of the following persons, being all of the directors of CFHC and Community, agrees to vote or cause to be voted all shares of CFHC Common Stock which are held by such person, or over which such person exercises full voting control, in favor of the Merger, unless prior to such vote CFHC's Board of Directors makes the determination described in clause (y) of Section
5.7 of the Agreement.


ELIZABETH BURNS                          FRANK SMITH
---------------------------------        ------------------------------------
Elizabeth Burns                          Frank Smith


MICHAEL BRENNAN                          MARVIN SAMSON
---------------------------------        ------------------------------------
Michael Brennan                          Marvin Samson


GERALD DEFELICIS                         ROBERT T. PLUESE
---------------------------------        ------------------------------------
Gerald DeFelicis                         Robert T. Pluese


LETITIA COLUMBI                          DORIS DAMM
---------------------------------        ------------------------------------
Letitia Colombi                          Doris Damm


GERARD M. BENMILLER                      JOSEPH RIGGS
---------------------------------        ------------------------------------
Gerard M. Benmiller                      Joseph Riggs



Dated: As of March 2, 1998

                                  EXHIBIT 5.11

                             COMMUNITY NATIONAL BANK

                       OFFICER AND STAFF SEVERANCE POLICY
                            (restated March 2, 1998)


         If an employee employed as of the date of the close of business on March 2, 1998 is terminated within 14 months subsequent to the consummation of the merger between CFHC and HUBCO, other than (i) termination for cause, death, disability, retirement or voluntary termination on the part of the employee, or
(ii) termination of an employee covered under an employment agreement with CFHC or HUBCO, then said employee shall be entitled to the following lump sum payment, subject to applicable withholding, at the date of termination:


Full Time Staff:

       5 or more Years of Service at Time of Termination - 2 weeks Salary for each Year of Service

       0 to 5 Years of Service at Time of Termination - 1 week Salary for each one Year of Service

Part Time Staff:

Same as above except based on hours worked


                  For the purpose of this Officer and Staff Severance Policy, the term "termination for cause" shall mean a termination upon ten days written notice to the employee as a result of the employee's (i) willful misconduct,
(ii) intentional breach of fiduciary duty involving personal profit, (iii) intentional refusal to perform material stated duties, (iv) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

                                   EXHIBIT 1.7

                     SUBSIDIARY AGREEMENT AND PLAN OF MERGER


                  This Subsidiary Agreement and Plan of Merger (this "Agreement") is dated as of March __, 1998, among HUDSON UNITED BANK (the "Bank"), a New Jersey state-chartered banking corporation and a wholly-owned subsidiary of HUBCO, Inc., a New Jersey corporation ("Parent"), and COMMUNITY NATIONAL BANK ("Community"), a federally-chartered banking association and a wholly-owned subsidiary of Community Financial Holding Corporation, a New Jersey corporation ("CFHC"). The principal office of the Bank is located at 3100 Bergenline Avenue, Union City, New Jersey. The Bank has capital of $________, divided into _______ shares of common stock, each of par value $___ per share (the "Bank Common Stock"), capital surplus of $________ and undivided profits, including capital reserves, of $_________, as of December 31, 1997. The principal office of Community is located at ________________________________, New Jersey. Community has capital of $_________ divided into ____ shares of common stock, each of $____ par value (the "Community Common Stock"), capital surplus of $_________ and undivided profits, including capital reserves, of $_________, as of December 31, 1997.

                  WHEREAS, the respective Board of Directors of Parent, CFHC, the Bank and Community has approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the business combination transaction between Parent and CFHC set forth in the Agreement and Plan of Merger, dated as of February __, 1998 (the "Parent Merger Agreement"), by and among Parent, CFHC, the Bank and Community, pursuant to which CFHC will merge with and into Parent (the "Parent Merger"); and

                  WHEREAS, not less than a majority of each of the Boards of Directors of the Bank and Community have approved, and deem it advisable to consummate, the subsidiary merger provided for herein (the "Subsidiary Merger") and in the Parent Merger Agreement, in accordance with the provisions of applicable law;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Parent Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  1.1 Effective Time of the Subsidiary Merger. Subject to the provisions of this Agreement, the Subsidiary Merger shall become effective in accordance with the terms of the Certificate of Merger pursuant to N.J.S.A. 17:9A-137 (the "Certificate of Merger") which shall be filed with the New Jersey Department of Banking and Insurance (the "Banking Department") and the written notice regarding the consummation of the Subsidiary Merger (the "Notice") which shall be filed with the Office of the Comptroller of the Currency (the "OCC") immediately following the Effective Time (as defined in Section 1.6 of the Parent Merger Agreement). The term "Subsidiary Merger Effective Time" shall be the date and time when the Subsidiary Merger becomes effective, as set forth in the Certificate of Merger and the Notice.

                  1.2 Closing. Notwithstanding anything to the contrary contained in the Parent Merger Agreement, the closing of the Subsidiary Merger will take place immediately subsequent to the Parent Merger on the date and at the location specified in the Parent Merger Agreement with respect to the Parent Merger or at such other time, date or place as may be agreed to by the parties hereto (the "Closing Date").

                  1.3.     Effect of the Subsidiary Merger.

                           (a)  At the Subsidiary Merger Effective Time:

                           (i) the separate  existence of Community  shall cease
and Community shall be merged with and into the Bank (the Bank is sometimes referred to as herein as the "Surviving Bank"), except that at the Effective Time the business of Community shall be operated as a division of the Surviving Bank called "Community National Division of Hudson United Bank" or such other similar name as agreed to by the parties (the "New Division");

                           (ii) the Certificate of  Incorporation of the Bank as
in effect immediately prior to the Subsidiary Merger Effective Time shall be the Certificate of Incorporation of the Surviving Bank until duly amended in accordance with applicable law, and the name of the Surviving Bank shall be Hudson United Bank;

                           (iii) the Bylaws of the Bank as in effect immediately
prior to the Subsidiary Merger Effective Time shall be the Bylaws of the Surviving Bank;

                           (iv) the main  office and branch  offices of the Bank
established and authorized immediately prior to the Subsidiary Merger Effective Time and listed on Exhibit A attached hereto and the main office and branch offices of Community established and authorized immediately prior to the Subsidiary Merger Effective Time and listed on Exhibit B attached hereto shall become established and authorized branch offices of the Surviving Bank;

                           (v) the  directors of the Bank  immediately  prior to
the Subsidiary Merger Effective Time and Robert T. Pluese who will be appointed by the Bank at the Subsidiary Merger Effective Time, shall be the directors of the Surviving Bank, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified (the names of the directors of the Surviving Bank are listed on Exhibit C attached hereto);

                           (vi) the executive  officers of the Bank  immediately
prior to the Subsidiary Merger Effective Time shall be the executive officers of the Surviving Bank, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified (the names of the executive officers of the Surviving Bank are listed on Exhibit D attached hereto); and

                           (vii) an advisory  board to the New Division shall be
created and such other appointments shall be made pursuant to Section 5.20 of the Parent Merger Agreement


                           (b) At and  after  the  Subsidiary  Merger  Effective
Time, the Subsidiary Merger shall have all the effects set forth in N.J.S.A. 17:9A-139 and 12 U.S.C. 214a and, in connection therewith, all assets of the Bank and Community as they exist at the Subsidiary Merger Effective Time shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all liabilities and obligations of every kind and description of each of Community and the Bank existing as of the Subsidiary Merger Effective Time, whether matured or unmatured, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Community or the Bank.

                           (c) The business of the Surviving  Bank shall be that
of a New Jersey banking corporation, which shall be conducted as its headquarters or main office at 3100 Bergenline Avenue, Union City, New Jersey and its established and authorized branch offices which are listed on Exhibits A and B.


                                   ARTICLE II

                 EFFECT OF THE SUBSIDIARY MERGER ON THE CAPITAL
               OF THE CONSTITUENT BANKS; EXCHANGE OF CERTIFICATES

                  2.1 Effect on Community Capital Stock. At the Subsidiary Merger Effective Time, by virtue of the Subsidiary Merger and without any action on the part of the holder of any shares of Community Common Stock, all shares of Community Common Stock (other than shares of Community Common Stock that are owned by Community as treasury stock) shall become and be converted into the right to receive that number of shares of common stock, __ par value of the Bank as shall in the aggregate have a fair market value equal to the fair market value of the shares of Community Common Stock being exchanged at the Subsidiary Merger Effective Time. All shares of Community Common Stock that are owned by Community as treasury stock shall automatically be canceled and retired and shall cease to exist and no stock of the Bank or other consideration shall be delivered in exchange therefor.

                  2.2 The Bank Common Stock. The shares of the Bank Common Stock issued and outstanding immediately prior to the Subsidiary Merger Effective Time shall remain outstanding and unchanged after the Subsidiary Merger.

                  2.3 Capital of Surviving Bank. The amount of capital stock of the Surviving Bank immediately following the Subsidiary Merger Effective Time shall be $_________, divided into ________ shares of common stock, each of $____ par value, and immediately following the Subsidiary Merger Effective Time, the Surviving Bank shall have a surplus of $_________ and undivided profits, including capital reserves, which, when combined with the capital and surplus, will be equal to the combined capital structures of Community and the Bank referred to in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between December 31, 1997 and the Subsidiary Merger Effective Time.

                                   ARTICLE III

                                    COVENANTS

                  3.1 Covenants of the Bank and Community. During the period from the date of this Agreement and continuing until the Subsidiary Merger Effective Time, each of the parties hereto agrees to observe and perform all agreements and covenants of Parent, CFHC, the Bank and Community in the Parent Merger Agreement that pertain or are applicable to the Bank and Community, respectively. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Parent Merger Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  4.1 Conditions to Each Party's Obligation To Effect the Subsidiary Merger. The respective obligations of each party to effect the Subsidiary Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                           (a)  Satisfaction  of  Conditions.  Each condition to
consummation of the Parent Merger contained in the Parent Merger Agreement shall have been satisfied (or waived by the party or parties entitled to assert such condition), and each party shall have received a certificate from the other party to the effect that all of the conditions to its obligation to consummate the Parent Merger contained in the Parent Merger Agreement have been satisfied or waived.

                           (b) No  Injunctions  or  Restraints;  Illegality.  No
order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Subsidiary Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Subsidiary Merger.

                           (c)  Shareholder  Approvals.  This  Agreement and the
transactions contemplated hereby shall have been duly approved, ratified and confirmed in accordance with applicable law and the respective certificate of incorporation and By-Laws of Community and the Bank by the affirmative vote of the shareholders of Community and the Bank, such vote adopted at a meeting of each such sole shareholder or by each such shareholder's written consent in lieu thereof.

                           (d)  Other  Approvals.  Other  than the  filings  and
approvals provided for by Section 1.1, all requisite regulatory approvals relating to the Subsidiary Merger shall have been filed, occurred or been obtained and shall continue to be in full force and effect. In addition, all consents, approvals and permits of and notices to non-governmental third parties that are necessary to consummate the Subsidiary Merger shall have been filed, occurred or been obtained and shall continue to be in full force and effect.


                                    ARTICLE V

                            TERMINATION AND AMENDMENT

                  5.1 Termination. This Agreement shall be terminated immediately and without any action on the part of Community or the Bank upon termination of the Parent Merger Agreement. This Agreement may be terminated at any time prior to the Subsidiary Merger Effective Time by mutual consent of the Bank and Community in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire board.

                  5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of the Bank, Community or their respective officers, directors or affiliates.

                  5.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


                                   ARTICLE VI

                               GENERAL PROVISIONS

                  6.1 Definitions. All capitalized terms which are used but not defined herein shall have the meanings set forth in the Parent Merger Agreement.

                  6.2 Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except to the extent set forth in the Parent Merger Agreement.

                  6.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the Bank or Community, respectively, at the addresses for notices to Parent or CFHC, respectively, as set forth in the Parent Merger Agreement, with copies to the persons referred to therein.

                  6.4 Counterparts. This Agreement may be adopted, certified and executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  6.5 Entire Agreement. Except as otherwise set forth in this Agreement or the Parent Merger Agreement (including the documents and the instruments referred to herein or therein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without regard to any applicable conflicts of law.

                  6.7 Binding Effect. This Agreement is intended to be binding on any successors of the parties.

                  6.8 Assignment. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

                  IN WITNESS WHEREOF, the Bank and Community have caused this Agreement to be signed by their duly authorized officers, under the respective seal of such entities, all as of the date first above written.


ATTEST                                  HUDSON UNITED BANK



------------------------------          ----------------------------------
D. Lynn Van Borkulo-Nuzzo,              Kenneth T. Neilson, President and Chief
Secretary                                        Executive Officer


ATTEST                                  COMMUNITY NATIONAL BANK



------------------------------          ----------------------------------
By: Karen L. Kutcher                    Gerard M. Banmiller, President
Title: Executive Vice President
       and Chief Operating Officer

                                    EXHIBIT A

      Names and Locations of the Main Office and Branch Offices of the Bank

                                    EXHIBIT B

     Names and Locations of the Main Office and Branch Offices of Community

                                    EXHIBIT C

                  Names of the Directors of the Surviving Bank

                                    EXHIBIT D

              Names of the Executive Officers of the Surviving Bank

                                 EXHIBIT 5.19-1

                          FORM OF CFHC AFFILIATE LETTER

                                                               March __, 1998

HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed acquisition (the "Merger") of Community Financial Holding Corporation (the "Company"), by HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated March 2, 1998 (the "Agreement") between the Company, its bank subsidiary, HUBCO and its bank subsidiary. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement. I currently own shares of CFHC Common Stock. As a result of the Merger, I will receive shares of HUBCO Common Stock in exchange for my CFHC Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act") by the Securities and Exchange Commission ("SEC") and as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and agree with HUBCO that:

                  A. Transfer Review Restrictions. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any CFHC Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any CFHC Common Stock owned by such person or entity, without notifying HUBCO in advance of the proposed transfer and giving HUBCO a reasonable opportunity to review the transfer before it is consummated. HUBCO, if advised to do so by its independent public accountants in writing a copy of which is provided to me, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. I shall not transfer any CFHC Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any CFHC Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135. For purposes of this paragraph only, "CFHC Common Stock" includes HUBCO Common Stock as converted.

                  C. Compliance with Rule 145. I have been advised that the issuance of HUBCO Common Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's shareholders, any transfer by me of HUBCO Common Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I agree not to transfer any HUBCO Common Stock received by me or any of my affiliates unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, (ii) in the opinion of HUBCO's counsel or counsel reasonably acceptable to HUBCO, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand and agree that stop transfer instructions will be given to HUBCO's transfer agents with respect to the HUBCO Common Stock received by me and any of my affiliates and that there will be placed on the certificates of the HUBCO Common Stock issued to me and any of my affiliates, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED MARCH 2, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND HUBCO, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUBCO, INC."

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                                Very truly yours,


                                                -----------------------------
                                                Name:

Accepted this _____
day of _______, 199__ by

HUBCO, INC.


By: ______________________________
    Name:
    Title:

                                 EXHIBIT 5.19-2

                  FORM OF AFFILIATE LETTER FOR HUBCO AFFILIATES

                                                        March __, 1998

HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey  07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of Community Financial Holding Corporation ("CFHC") with and into HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated March 2, 1998 (the "Agreement") between CFHC, its bank subsidiary, HUBCO and its bank subsidiary. I currently own shares of HUBCO's common stock, no par value ("HUBCO Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of HUBCO, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "SEC") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos.
65 and 76 ("ASR 135").

                  I represent and covenant with HUBCO and CFHC that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any HUBCO Common Stock owned by such person or entity, without notifying HUBCO in advance of the proposed transfer and giving HUBCO a reasonable opportunity to object to the transfer before it is consummated. HUBCO, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any HUBCO Common Stock owned by such person or entity.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for HUBCO.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of HUBCO as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                         Very truly yours,


                                         -------------------------------------
                                         Name:
                                         Title:

Accepted this ____ day of
________________, 199_ by

HUBCO, INC.


By: ________________________________
    Name:
    Title:

                                   EXHIBIT 6.2


                       FORM OF OPINION OF COUNSEL TO CFHC
                 TO BE DELIVERED TO HUBCO ON THE EFFECTIVE TIME


                  (a) CFHC and Community have full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of CFHC and Community, and the Agreement constitutes the valid and legally binding obligations of CFHC and Community enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal banking associations or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions, and except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by CFHC and Community with any of the provisions thereof, will
(i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of CFHC or the charter or bylaws of Community, or (B) based on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which CFHC or Community is a party; or (ii) to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of CFHC or Community, except such material lien, instrument or obligation that has been disclosed to HUBCO pursuant to the Agreement, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to CFHC or Community.

                  (b) CFHC is a corporation validly existing and in good standing under the laws of the State of New Jersey, Community is a validly existing federally-chartered banking association under the laws of the United States of America and each of CFHC and Community has the corporate power and authority to own or lease all of its properties and assets and to conduct the business in which it is currently engaged as described on pages __ and __ under the caption "_____________________" in the Proxy Statement-Prospectus. The deposits of Community are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

                  (c) Each CFHC Subsidiary listed as such in the CFHC Disclosure
Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (d) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which CFHC or Community is a party which would, if determined adversely to CFHC or Community, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of CFHC or Community taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement.

                  (e) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge of any third party, is required for the consummation by CFHC or Community of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a material adverse effect upon HUBCO upon consummation of the Merger.

         In addition to the foregoing opinions, counsel shall state that on the sole basis of such counsel's participation in conferences with officers and employees of CFHC in connection with the preparation of the Prospectus-Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus-Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, notes to financial statements, financial schedules and other financial or statistical data and stock valuation information contained or incorporated by reference therein and except for any information supplied by HUBCO for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of CFHC to approve the Merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in connection with the foregoing that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus-Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to CFHC or Community or the transactions contemplated in the Agreement and that it is relying as to materiality as to factual matters on certificates of officers and representatives of the parties to the Agreement and other factual representations by CFHC and Community.

                  Such counsel's opinion shall be limited to matters governed by the laws of the State of New Jersey and federal laws and regulations of the United States of America.

                                   EXHIBIT 6.3


                       FORM OF OPINION OF COUNSEL TO HUBCO
                  TO BE DELIVERED TO CFHC ON THE EFFECTIVE TIME


                  (a) HUBCO is a corporation validly existing and in good standing under the laws of the State of New Jersey, the Bank is a validly existing New Jersey state-chartered banking association under the laws of the State of New Jersey and each of HUBCO and the Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement-Prospectus on pages __ and __ under the caption "_____________________________." HUBCO is registered as a bank holding company under the BHCA.

                  (b) Each HUBCO Subsidiary listed as such in the HUBCO Disclosure Schedule is validly existing under the laws of the jurisdiction of its incorporation.

                  (c) The authorized capital stock of HUBCO consists of ____________ shares of common stock, no par value per share ("HUBCO Common Stock") and _____________ shares of Series B, no par value, Convertible Preferred Stock (the "Authorized Preferred Stock). Except for
 to our knowledge, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating HUBCO to issue, deliver or sell, cause to be issued, delivered or sold, or restricting HUBCO from selling any additional HUBCO Common Stock or Authorized Preferred Stock or obligating HUBCO to grant, extend or enter into any such agreement or commitment. The HUBCO Common Stock to be issued in connection with the Merger in accordance with
Article II of the Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by HUBCO.

                  (d) The Agreement has been authorized, executed and delivered by HUBCO and the Bank and constitutes the valid and binding obligations of HUBCO and the Bank enforceable in accordance with its terms, except that the enforceability of the obligations of HUBCO and the Bank may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or laws affecting institutions the deposits of which are insured by the FDIC or other laws heretofore or hereafter enacted relating to or affecting the
enforcement  of  creditors'   rights  generally  and  by  principles  of  equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

                  (e) Subject to satisfaction of the conditions set forth in the Agreement, the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of or result in the breach of any provision of the Certificate of Incorporation or By-Laws of HUBCO or the Charter and By-Laws of the Bank ; (ii) based on certificates of officers of HUBCO and without independent verification, conflict with or violate in any material respect, or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree of which we have knowledge (through our representation of HUBCO and the Bank in connection therewith or in the course of our representation of HUBCO and the Bank in connection with the Agreement) and to which HUBCO or the Bank is a party or by which HUBCO or the Bank is bound; or (iii) cause HUBCO or the Bank to violate any corporation or banking law applicable to HUBCO.

                  (f) All actions of the directors and shareholders of HUBCO and the Bank required by federal banking laws and regulations and New Jersey law or by the Certificate of Incorporation or By-Laws of HUBCO and the Bank, to be taken by HUBCO and the Bank to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been taken.

                  (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of CFHC and that CFHC has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificate of Merger in respect of the Merger with the New Jersey Secretary of State in accordance with
Section 1.6 of the Agreement, the Merger will become effective at the Effective Time, as such term is defined in Section 1.6, and upon effectiveness of the Merger each share of CFHC Common Stock will be converted as provided in Article II of the Agreement.

                  (h) No approvals, authorizations, consents or other actions or filings under federal banking law or New Jersey law ("Approvals") are required to be obtained by HUBCO or the Bank in order to permit the execution and delivery of the Agreement by HUBCO or the Bank and the performance by HUBCO or the Bank of the transactions contemplated thereby other than those Approvals which have been obtained or those Approvals or consents required to be obtained by CFHC.

                  (i) The Registration Statement has been declared effective by the Securities and Exchange Commission ("SEC") under the 1933 Act and we are not aware that any stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                  We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement-Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but from our examination of the Proxy Statement-Prospectus and our general familiarity with HUBCO no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we do not express any belief) the Proxy Statement-Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of CFHC at which the Agreement was approved, contained any untrue statement of a material fact regarding HUBCO or the Merger, or omitted to make a material fact regarding HUBCO or the Merger therein, in light of the circumstances under which they were made, not misleading.

                  We are members of the Bar of the State of New Jersey and we express no opinion as to any of the laws of any jurisdiction other than the laws of the State of New Jersey and federal laws and regulations of the United States of America.